                                                                    EXHIBIT 5

                               FIFTH THIRD BANCORP



                                                    April 2, 1998




Fifth Third Bancorp
38 Fountain Square Plaza
Cincinnati, Ohio 45263



    RE: Issuance of 16,500,000 Shares of Common Stock of Fifth Third Bancorp Pursuant to Registration Statement on Form S-4 (File No. 333-48049) filed with the Securities and Exchange Commission
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Gentlemen:



         I have acted as counsel to Fifth Third Bancorp, an Ohio corporation (the "Company"), in connection with the issuance of up to 16,500,000 Shares of Common Stock pursuant to the merger of CitFed Bancorp, Inc. with and into the Company (the "Merger"), as set forth in the Form S-4 Registration Statement (File No. 333-48049), as amended (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission.


         As counsel for the Company I have made such legal and factual examinations and inquiries as I deem advisable for the purpose of rendering this opinion. In addition, I have examined such documents and materials, including the Certificate of Incorporation, Bylaws, and other corporate records of the Company, as I have deemed necessary for the purpose of this opinion.


         On the basis of the foregoing, I express the opinion that the 16,500,000 Shares of Common Stock of the Company registered for issuance pursuant to the Registration Statement, or such lesser number of Shares as may be actually issued by the Company in connection with the Merger and/or the acquisition, currently are validly authorized and, when issued as contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable shares of Common Stock of the Company.

         I hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and amendments thereto and to the reference to me in the Prospectus Information Statement under the caption "Legal Matters."
                                            Very truly yours,

                                            FIFTH THIRD BANCORP


                                            By:     /s/ Paul L. Reynolds
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                                                     Paul L. Reynolds, Counsel